Sub-Item 77C  Matters submitted to a vote of security holders

On October 7, 2003, a Special Meeting of Shareholders of Columbia Short Term Bond Fund, Inc. was held to conduct a vote for and against the approval of the Items listed on the Proxy Statement for said meeting. The votes cast at the Meeting were as follows:

PROPOSAL 1.
Election of the following Directors: Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson, Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, and Joseph R. Palombo:

-------------------------- ------------------ --------------------- ---------------------- ------------------
ELECTION OF DIRECTORS      FOR                % OF SHARES TO        WITHHELD               % OF SHARES TO
                                              TOTAL OUTSTANDING                            TOTAL
                                              SHARES                                       OUTSTANDING
                                                                                           SHARES
-------------------------- ------------------ --------------------- ---------------------- ------------------
Douglas A. Hacker          45,683,359         73%                   255,218                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Janet Langford Kelly       45,697,302         73%                   241,276                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Richard W. Lowry           45,692,270         73%                   246,308                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
William E. Mayer           45,692,270         73%                   246,308                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Charles R. Nelson          45,699,064         73%                   239,513                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
John J. Neuhauser          45,696,812         73%                   241,765                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Joseph R. Palombo          45,683,884         73%                   254,694                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Patrick J. Simpson         45,696,295         73%                   242,282                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Thomas E. Stitzel          45,694,043         73%                   244,534                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Thomas C. Theobald         45,689,500         73%                   249,077                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Anne-Lee Verville          45,686,764         73%                   251,813                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Richard L. Woolworth       45,696,295         73%                   242,282                <1%

-------------------------- ------------------ --------------------- ---------------------- ------------------

TRUSTEES ELECTED



Sub-Item 77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant
      United States District Court
      District of Massachusetts

      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson, Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, Joseph R. Palombo and John Does 1-100, Defendants, and Columbia Common Stock Fund, nominal defendant

      United States District Court
      District of Massachusetts
      Case # 04 10555 MLW
      Complaint Allegation: Market Timing

(3.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(4.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(5.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(6.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management

Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

         United States District Court
         Southern District of New York
         Case # 04 CV 1576

Complaint Allegation:  Market Timing

(7.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(8.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and
John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(9.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing



Sub-Item 77I  Terms of new or amended securities

Columbia Short Term Bond Fund, Inc.

Rule 18f-3 Plan and 12b-1 Plan are filed with Post Effective Amendment Number 24 for the Fund's Registration Statement on Form N-1A, filed October 10, 2003 and is herein incorporated by reference to accession number 0000950149-03-002341.

See Exhibit 77Q1- for a copy of Articles of Amendment to Registrant's Articles of Incorporation.



Sub-Item 77O

77O      TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Short Term Bond Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)    Issuer: Fortune Brands
      Date of Purchase: 11/13/2003
      Underwriter from whom Purchased:
                        JP Morgan
      Affiliated Underwriters:
                        Fleet Securities, Inc.
      Other Members of Syndicate:
                        JP Morgan
                        Credit Suisse First Boston
                        Citigroup
                        Barclays Capital
      Aggregate dollar amount of purchase:
                        $3,272,150.75
      Aggregate dollar amount of offering:
                        $300,000,000
      Purchase price (net of fees and expenses):
                        $99.91
      Date offering commenced:
                        11/13/2003
      Commission:       $8,187 net



Exhibit 77Q1- A Copy Articles of Amendment

                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                       COLUMBIA SHORT TERM BOND FUND, INC.


                  Pursuant to ORS 60.134, Columbia Short Term Bond Fund, Inc. (the "Corporation") hereby adopts an amendment to its Amended and Restated Articles of Incorporation.

         1. Article III of the Corporation's Amended and Restated Articles of Incorporation is amended to add new Sections G and H as follows:

         "G.      The Board of Directors hereby designates 100,000,000 shares of the authorized but unissued shares of Common Stock as 100,000,000 authorized but unissued shares of Class C Common Stock.

         H. The shares of Class C Common Stock classified hereby shall have the relative rights, preferences, and limitations as set forth elsewhere in these Articles with respect to Common Stock generally, shall be subject to the charges and expenses imposed by the Board of Directors pursuant to a plan adopted under Rule 18f-3 (or successor or similar provision) under the 1940 Act and disclosed in the registration statement of the Corporation on Form N-1A (or any successor form) filed with the Securities and Exchange Commission, including the Corporation's prospectus and Statement of Additional Information as amended from time to time, in effect at the time such shares are issued (the "Registration Statement")."

         2. The amendment was adopted by the Board of Directors on September 30, 2003. Pursuant to ORS 60.434(6) shareholder action was not required.

         3. EFFECTIVE DATE. These Articles of Amendment are effective as of 12:01 a.m. on October 13, 2003.


         DATED: October 7, 2003

                                            COLUMBIA SHORT TERM BOND FUND, INC.



                                            By:     JEFF B. CURTIS
                                                 ------------------------------
                                                     Jeff B. Curtis
                                                     President